Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 33-48665 and 333-11731 on Form S-8, of our report dated June 24, 2013, relating to the financial statements and financial statement schedule of The Manitowoc Company, Inc. Retirement Savings Plan, included in this Annual Report on Form 11-K of The Manitowoc Company, Inc. Retirement Savings Plan for the year ended December 31, 2012.

/s/ Wipfli LLP

Wipfli LLP

June 24, 2013

Appleton, Wisconsin